Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

CHROMOCELL THERAPEUTICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be paid	Equity	Shares of common stock, $0.0001 par value per share	Rule 457(o)	—	—	$7,771,432.50	0.0001476	$1,147.06
	Equity	Representative’s warrants to purchase shares of common stock(3)(4)	Rule 457(g)	—	—	—	—	—
	Equity	Shares of common stock issuable upon exercise of Representative’s warrants (4)	Rules 457(g) and 457(o)	—	—	$486,019.53	0.0001476	$71.74
	Equity	Shares of common stock, $0.0001 par value per share (5)	Rule 457(a)	2,969,823	$6.50	$19,303,849.50	0.0001476	$2,849.25
Total Offering Amounts						$27,561,301.53		$4,068.05
Total Fees Previously Paid								$4,792.10
Total Fee Offset								$0
Net Fee Due								$0

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price. Includes the offering price of additional number of Units that the underwriters have the option to purchase to cover over-allotments, if any.

(3)	No additional registration fee is payable pursuant to Rule 457(g) of the Securities Act.

(4)	The registrant will issue to A.G.P./Alliance Global Partners, the representative of the underwriters, warrants to purchase up to a number of shares of Common Stock equal to 5.0% of the aggregate number of shares of Common Stock sold in the offering. The exercise price of the warrants is equal to 125.0% of the offering price of the shares of Common Stock offered hereby. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $486,019.53, which is equal to 5.0% of the aggregate number of shares of Common Stock sold in the registrant’s initial public offering, at an exercise price equal to 125% of the public offering price per share of Common Stock.

(5)	Represents the resale under a separate resale prospectus (the “Resale Prospectus”) by selling stockholders of the registrant of up to 2,969,823 Selling Stockholder Shares previously issued to the selling shareholders named in the Resale Prospectus. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. The proposed maximum aggregate offering price of such Stockholder Shares is based on the high end of the price range, or $6.50 per share, of the shares of Common Stock offered in the registrant’s initial public offering and being registered on this registration statement.

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